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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): July 30, 2001 (July 25, 2001)


                           WESTERN DIGITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           Delaware                   001-08703                 33-095-6711
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


        20511 Lake Forest Drive
        Lake Forest, California                                     92630
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (949) 672-7000


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

        On July 25, 2001, Western Digital Corporation issued a press release announcing its financial results for its fourth quarter and 2001 fiscal year. For its fourth quarter, the Registrant reported revenues of $456.0 million and a net loss of $9.0 million, or $.05 per share, before nonrecurring items. The results include an operating profit of approximately $2.8 million and unit shipments of 5.3 million by the Company's hard drive business. Including nonrecurring charges of $52.2 million, the total net loss for the fourth quarter was $61.2 million, or $.34 per share.

        For fiscal year 2001, the Company reported revenues of $1.95 billion and a net loss before nonrecurring items of $67.4 million, or $.40 per share. Including nonrecurring charges and extraordinary gains from bond redemptions, the total net loss for fiscal 2001 was $98.9 million, or $.59 per share.

        Attached hereto as Exhibit 99.1, 99.2.1 and 99.2.2, respectively, are copies of the July 25, 2001, press release, Investor Information Summary and Consolidated Statements of Operations with additional financial information for the Registrant's fourth quarter and 2001 fiscal year posted to the Registrant's website at www-westerndigital.com all of which are incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit      Description
--------     -----------

 99.1 Press Release dated July 25, 2001, announcing the Company's financial results for its fourth quarter and 2001 fiscal year.

 99.2.1      Investor Information Summary.

 99.2.2 Consolidated Statements of Operations, restated for adoption of Staff Accounting Bulletin No. 101 ("SAB 101").


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 30, 2001

                                             WESTERN DIGITAL CORPORATION


                                             By: /s/ MICHAEL A. CORNELIUS
                                                 -------------------------------
                                                 Michael A. Cornelius
                                                 Vice President, Law and
                                                 Administration and Secretary


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